Exhibit 23.1


                         PROFESSIONAL SERVICES AGREEMENT

WHEREAS the parties have agreed that Inglenet will carry out the project described in the document labeled "Proposal for Yzapp Solutions Inc. / Non-Functional Demo of Online Credit Application System, revision 1.0" hereto (hereinafter called the "Project Description") on the terms herein set out.

THEREFORE IT IS AGREED as follows:

1. The Client retains Inglenet to perform the services (hereinafter called the "Services") set forth in the Project Description, which Inglenet shall fully and properly perform on a timely basis.

2. The Client is satisfied that the Services as described in the Project Description will meet the Client's requirements. Following Acceptance (as hereinafter defined) of the Services and the expiration of the warranty herein provided, Inglenet will provide ongoing or additional support or other services only as expressly set out in the Project Description or as separately contracted for.

3. The basis for Inglenet's charges are set out in the Project Description. Upon completion of each Project Milestone (a defined level of completion of the Services), as set out in the Project Description, Inglenet shall issue an invoice for the applicable charges which, subject to Acceptance (as hereinafter defined), shall be due and payable within 30 days after the invoice date and shall be subject to interest at 2% per month (24% per annum) on overdue payments. Currency is expressed in the local currency of the Client except where expressly stated in the Project Description. Inglenet may suspend its performance hereunder if any charges hereunder are unpaid when due and any such suspension shall not constitute a default by Inglenet under this Agreement, shall not constitute a termination of this Agreement and shall be without prejudice to Inglenet's other rights in the circumstances (including without limitation the right to terminate this Agreement pursuant to paragraph 20 hereof). The Client shall be responsible for any sales, consumption or other taxes levied by any governmental authority in connection with the Services (except taxes on profits of Inglenet.)

4. Acceptance of a Project Milestone shall occur when the Client notifies Inglenet of its acceptance that Inglenet has fulfilled the Project Milestone. Alternatively, Acceptance of a Project Milestone shall be deemed to have occurred if 30 days have elapsed after notice by Inglenet to the Client of the completion of the Project Milestone and the Client has not notified Inglenet of a Substantial Deficiency. A Substantial Deficiency is a deficiency in the Project Milestone concerning functionality or data integrity which prevents the implementation of the Project Milestone. Inglenet shall promptly rectify the deficiency and, upon rectification, Inglenet shall notify the Client of the completion of the Project Milestone.

5. Inglenet warrants to the Client that the Services will perform substantially in accordance with the Project Description in all material respects. Inglenet does not warrant that the Services as initially delivered will be error-free. Inglenet further warrants that Inglenet will use reasonable efforts to correct or by-pass (at no additional cost) any significant error, malfunction or defect directly attributable to Inglenet in the Services as delivered to the Client. In the case of each Project Milestone, this warranty shall, as to the Services delivered under that Project Milestone expire thirty days after Acceptance. In the event that the Services fail to conform to such warranty, Inglenet's sole obligation shall be to deliver to the Client additional Services which will bring the Services to conformity within a reasonable time. The Client undertakes to provide Inglenet with suitable tests in order to establish the satisfactory completion of the Project and Inglenet accepts no responsibility outside the warranty period for any defect which other tests or actual use made before Acceptance or during the warranty period may have revealed. THE FOREGOING WARRANTY IS EXCLUSIVE AND IS IN LIEU OF ALL OTHER WARRANTIES OR CONDITIONS, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY IMPLIED WARRANTY OR CONDITION OF MERCHANTABILITY OR FITNESS FOR USE FOR A PARTICULAR PURPOSE.

6. Except to the extent expressly included in the Project Description, the Client shall promptly reimburse Inglenet for reasonable, pre-approved, out-of-pocket expenses incurred by Inglenet in the course of the performance of Services at the Client's location or at such other location specified by the Client.

7. The Client may from time to time in writing request changes to the scope of the Services. The request will be subject to the approval of Inglenet and to an alteration in charges as specified by Inglenet.

8. The Client confirms that all software and materials provided or to be provided by the Client to Inglenet for the purpose of the Services under this Agreement do not infringe any existing patent, trademark, trade secret or copyright registered or recognized in Canada or elsewhere and that the Client owns the same or otherwise has the right to modify the same as the Services contemplate. The Client agrees to indemnify the Inglenet from and against any loss, damage or liability for the infringement of any such patent, trademark, trade secret or copyright by Inglenet arising from or in connection with the Inglenet's usage of such software and materials, the modification of the same as the Services contemplate or both, except where the claim of infringement is based on matters to which paragraph 9 relates. The Client also agrees that it shall defend, settle or compromise, at its own expense, any action for patent, trademark, trade secret or copyright infringement as aforesaid, subject to the foregoing exception.



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9. Inglenet confirms that all Services or materials or both provided or to be provided to the Client under this Agreement do not infringe any existing patent, trademark, trade secret or copyright registered or recognized in Canada or elsewhere with respect to or in connection with the use of the Services or materials or both by the Client as currently intended and as set out in the Project Description. Inglenet agrees to indemnify the Client from and against any loss, damage or liability for the infringement of any such patent, trademark, trade secret or copyright by the Client arising from or in connection with the Client's usage of the Services or materials or both, except where the claim of infringement is based on the usage of the Services or materials or both by the Client in combination with other services, programs, material or data not provided by Inglenet to the Client. Inglenet also agrees that it shall defend, settle or compromise, at its own expense, any action for patent, trademark, trade secret or copyright infringement as aforesaid, subject to the foregoing exception.

10. All information and materials supplied by one party to the other in the course of the performance of this Agreement are confidential (including without limitation software and documentation) and the recipient thereof shall protect the same from disclosure to third parties, except for those employees of the recipient that have a need to know the same within the scope of this Agreement. However, the following shall not be considered confidential: a) information which was previously known to the recipient, free from any obligation of confidentiality; b) information which is independently developed by employees of the recipient who have not had access to the information in question as received from the other party; c) information which is given to third parties by the disclosing party without imposing an obligation of confidentiality; d) information which is publicly available (except through a breach of this Agreement).

11. Confidential information disclosed under this Agreement shall not be used by the recipient thereof for any purpose other than as required for the performance of this Agreement. All intellectual property contained in any confidential information shall remain the disclosing party's exclusive property. All documents or other items containing confidential information shall be returned to the disclosing party immediately upon termination of this Agreement or within 10 days after a written request therefore by the disclosing party, subject to any express agreement between the parties permitting the use thereof on other terms. The parties will inform their respective employees of their obligations under this paragraph and instruct them so as to ensure such obligations are met. The obligations under this paragraph shall not terminate upon the return of the confidential information or upon the termination of this Agreement.

12. Without limiting the generality of the foregoing, Inglenet shall not at any time (except under legal process) divulge any matters relating to the business of the Client or any customers or agents of the Client which may become known to it by reason of its Services hereunder or otherwise. Furthermore, Inglenet shall not use at any time (whether during the continuance of this Agreement or after its termination) for its own benefit or purposes or for the benefit or purposes of any other person any trade secrets, business development programs, or plans belonging to or relating to the affairs of the Client, including knowledge relating to customers or employees of the Client.

13. During the term of the Agreement and for a period of one year after its termination, the termination, neither party shall solicit for employment any employee of the other party.

14. Nothing in this Agreement restricts the Client from utilizing similar services of any other party or restricts Inglenet from providing similar services to any other party.

15. Upon completion of the services and receipt of payment in full, Inglenet will supply the Client with all related source developed by Inglenet. At that time, ownership of the source code developed by Inglenet will transfer from Inglenet to the Client. After the transfer of source code ownership, Inglenet will retain a non-exclusive right to the source code for the sole purpose of code reuse in other non-competing development projects. The Client grants this right to Inglenet free of charge.

16. All work, including but not limited to the materials, data, specifications, tapes and programs which have been delivered to the Client by Inglenet under this Agreement shall become the responsibility of the Client to protect from loss, damage or destruction. The replacement of any such work lost, damaged or destroyed after delivery to the Client shall be at the sole expense of the Client.

17. Neither this Agreement nor any interest in it may be assigned in any manner by either party to it without the prior written consent of the other party, which consent shall not be unreasonably withheld.

18. Inglenet shall be liable for all personal injury and property damage caused to the Client, its employees or agents by Inglenet's own fault or negligence (or by that of its employees or agents) in the performance or non-performance of any of its obligations under the terms of this Agreement and further, Inglenet shall indemnify the Client from and against any loss arising from claims against the Client for personal injury or property damage caused by the fault or negligence of Inglenet, its employees or agents in the performance or non-performance of any of their obligations under the terms of this Agreement. Without limiting the generality of the foregoing, Inglenet shall also be liable and shall indemnify the Client for any loss suffered by the Client as a result of the commission of any dishonest or fraudulent act by any of Inglenet's employees or agents during the currency of this Agreement or at any time after the termination of it. Notwithstanding anything to the contrary herein contained, Inglenet shall not be liable for any loss suffered by the Client arising from or connected with the use or application of any Services provided by Inglenet under this Agreement for purposes other than those for which the Services were designed in accordance with this Agreement.

19. NEITHER PARTY SHALL BE LIABLE FOR ANY INCIDENTAL, INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES OR FOR ANY LOSS OF USE, REVENUE OR PROFIT, EVEN IF IT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN ANY EVENT, ANY LIABILITY OF INGLENET TO THE CLIENT HEREUNDER SHALL NOT EXCEED THE TOTAL PAYMENTS MADE HEREUNDER BY THE CLIENT TO INGLENET. A PARTY'S FAILURE TO PERFORM ANY OBLIGATION UNDER THIS AGREEMENT WILL BE EXCUSED TO THE EXTENT SUCH FAILURE IS CAUSED BY ANY EVENT OR CIRCUMSTANCE BEYOND THAT PARTY'S REASONABLE CONTROL.


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20. If either party is in breach of any of its obligations under this Agreement, the other party may give a notice in writing of the breach to the defaulting party and request the latter to remedy it. If the party in breach fails to remedy the breach within 30 days after the giving of such notice, then this Agreement may be terminated immediately by written notice of termination given by the complaining party, without prejudice to the complaining party's other rights.

21. Notwithstanding the provisions of paragraph 20 hereof, either party may terminate this Agreement by written notice to take effect immediately upon receipt of it by the other party if:

a) such other party is in breach of paragraph 7 of this Agreement relating to the secrecy of confidential information; or b) such other party becomes insolvent or bankrupt or makes an assignment for the benefit of creditors, or a receiver is appointed of its business; or a voluntary or involuntary petition in bankruptcy is filed or proceedings for the reorganization or winding-up of Inglenet are instituted; or c) such other party attempts to assign any interest in this Agreement without the prior written consent of the party giving notice; or d) such other party comes under the direct or indirect control of any person who does not control it at the date of execution of this Agreement.

22. Time shall be deemed to be of the essence of this Agreement. The time for completing any work, which has been or is likely to be delayed by Inglenet or the Client hereunder, for any cause beyond their respective control which, by reasonable diligence, could not have been avoided, including but not limited to any act of government authority, act of God, strike or other labour difficulties, riot, shall be excusable delays and shall not be a breach of this Agreement provided the party prevented from rendering performance notifies the other party immediately of the commencement and nature of such cause and probable consequences thereof, and provided further that such party uses its best efforts to render performance in a timely manner. Should such delay occur, payment of money shall correspondingly be delayed. Neither party shall be liable to the other for any additional cost as a result of any such delay.

23. This Agreement constitutes the whole agreement between Inglenet and the Client pertaining to the subject-matter of it and supersedes all prior agreements, undertakings, negotiations and discussions, whether oral or written, of the parties to it and there are no warranties, conditions, representations or other agreements between the parties to it in connection with the subject-matter of it, express or implied, arising by statute, operation of law or otherwise, written or oral, concerning the Services or made as an inducement to enter into this Agreement except as specifically set forth or referred to in this Agreement. No supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the party hereto to be bound thereby. No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provision (whether or not similar) nor shall the waiver constitute a continuing waiver unless otherwise expressly provided. In this Agreement, words importing the singular number include the plural and vice versa, words importing the masculine gender include the feminine and neuter genders and words importing persons include individuals, sole proprietors, corporations, partnerships, trusts and unincorporated associations. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision and the invalid provision shall be deemed to be severable.

24. Any notice given pursuant to or in connection with this Agreement shall be in writing and any notice or written communication pursuant to or relating to this Agreement shall be conclusively deemed to be given and received on the day on which, addressed as hereinafter provided, it is delivered to the address of the party to be notified or, except in the event of a disruption of postal service, on the fifth day next following the day upon which it is mailed by prepaid registered post addressed to the party to be notified. The applicable address of the party to be notified is the address set forth herein or such other address most recently specified by such party by notice to the party hereto giving the notice or written communication.

25. This Agreement shall be governed by the laws of the province of British Columbia, Canada.

Inglenet Business Solutions Inc.          Yzapp Solutions Inc.


/s/ Ron Norman                            /s/ Brian Jaggard
---------------------------------         --------------------------------------
Ron Norman                                Authorized Signature
COO, Inglenet Business Solutions

                                          Print Name

                                          Title:  President
                                               ---------------------------------
Date: January 23, 2001                    Date: January 23, 2001
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